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                                                                      Exhibit 23

                         MANION MCDONOUGH & LUCAS, P.C.
                                ATTORNEYS AT LAW

600 GRANT STREET                                                     TELEPHONE
SUITE 882                                                         (412) 232-0200
PITTSBURGH, PENNSYLVANIA 15219-2702                                  ---------
                                                                     TELECOPIER
                                                                  (412) 232-0206

                                August 14, 2000

VIA FAX AND U.S. MAIL
---------------------

James R. Martin, CFO
Northstar Health Services, Inc.
The Atrium
665 Philadelphia Street
Indiana, PA 15701

          Re:  Northstar Health Services, Inc.
               -------------------------------

Dear Jim:

          In accordance with your request of July 28, 2000, I previously forwarded to you a copy of our opinion letter of March 23, 1998 concerning the claim of James P. Shields against Northstar Health Services, Inc. and related companies ("Northstar").

          As we discussed today, Northstar has our consent to disclose our firm name and our opinion on the Shields' claim in Note 9 to Northstar's amended Form 10-K filing for December 31, 1999 and to use our opinion and consent as exhibits to that filing.

                                             Very truly yours,

                                             MANION MCDONOUGH & LUCAS, P.C.

                                             By /s/ Paul A. Manion
                                                ------------------------
                                                Paul A. Manion

PAM/jp
Enclosure